Exhibit 99.1

Atlas Acquisition Holdings Corp. Announces Entry

into Agreements Relating to Securing Stockholder Approval of

Business Combination with Select Staffing

HOBE SOUND, Fla. — February 11, 2010 — Atlas Acquisition Holdings Corp. (“Atlas”) (NYSE AMEX:AXG) (NYSE AMEX:AXG.U) (NYSE AMEX:AXG.WT) today announced that it had been advised that, as of 5:00 p.m. (EST) on Wednesday, February 10, 2010, James N. Hauslein and Gaurav V. Burman, founding Atlas stockholders, and the Sorensen Family Trust (the “Sorensen Trust”), the principal beneficial owner of Koosharem, LLC, a California limited liability company that does business as “Select Staffing,” had entered into agreements providing for their transfer of an aggregate of approximately 360,000 shares of Atlas common stock and the counterparties’ agreement to vote an aggregate of approximately 1,800,000 shares of Atlas common stock in favor of the proposed Select Staffing business combination and all related proposals.

Atlas has also been advised that the Atlas founders and Sorensen Trust are continuing to negotiate similar agreements with other holders of shares of Atlas common stock issued in its initial public offering and potential buyers of such shares as part of their efforts to secure stockholder approval of the proposed Select Staffing business combination. Atlas has agreed to provide “piggyback” registration rights with respect to the shares of Atlas stock transferred by the founders and Sorensen Trust.

The special meetings of Atlas’ stockholders and warrantholders scheduled to be held on February 12, 2010 could be adjourned to provide time to seek out and negotiate additional arrangements if, at the time of the meeting, it appears that the requisite vote will not be obtained or that the conversion threshold will be exceeded, assuming that an adjournment proposal is presented and approved. Also, under Delaware law, Atlas’ board of directors may postpone the meeting at any time prior to it being called to order to provide time to seek out and negotiate such arrangements.

About Atlas Acquisition Holdings Corp.

Atlas is a special purpose acquisition company formed in 2007 by James N. Hauslein, Chairman and Chief Executive Officer, and Gaurav V. Burman, President, for the purpose of effecting a business combination. On January 30, 2008, Atlas completed its initial public offering of 20,000,000 units for an offering price of $10.00 per unit, or an aggregate of $200,000,000. Each unit consists of one share of common stock, par value $.001, and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.00 commencing on the consummation of a business combination.

About Select Staffing

Select Staffing is a leading provider of temporary staffing services in the United States. Through a network of company-owned and franchise agent offices, Select Staffing offers a wide range of temporary staffing solutions for over 200 job classifications across a range of service categories. Select Staffing provides its services in 45 states through 355 offices, of which 202 are company-owned and 153 are franchise agent offices. Select Staffing has rapidly expanded its revenue and U.S. market share during the past several years through numerous acquisitions and the efforts of its strong national, regional, and local sales teams. Select Staffing’s revenues have grown during the last four years at a compounded annual rate of nearly 36%, from $411 million in 2004 to over $1.4 billion in 2008.

Forward-Looking Statements and Other Disclosure

This press release contains, and Atlas’ management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be,” and other expressions that are predictions of or indicate future events, trends, or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Atlas to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the closing of the transactions with Select Staffing referred to above, whether the closing conditions will be satisfied, as well as industry, market, and economic conditions, and competitive, legal, governmental, and technological factors. There is no assurance that Atlas’ expectations will be realized. If one or more of these risks or uncertainties materialize, or if Atlas’ underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated, or projected. Atlas’ forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Atlas undertakes no obligation to update forward-looking statements.

Additional Information and Where to Find It

In connection with the special meeting of stockholders and special meeting of warrantholders, Atlas has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on January 26, 2010. On January 27, 2010, Atlas mailed the definitive proxy statement to its stockholders and warrantholders of record on January 15, 2010. You may obtain copies of all documents filed by Atlas with the SEC, free of charge, at the SEC’s website (www.sec.gov).

Atlas and its directors and officers may be soliciting proxies from Atlas stockholders and warrantholders in favor of the proposals. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of Atlas stockholders and warrantholders in connection with the proposals are set forth in the definitive proxy statement filed with the SEC. You can find more information about Atlas in its filings with the SEC.

This press release is not a proxy statement or a solicitation of proxies from Atlas stockholders and warrantholders. Any solicitation of proxies will be made only pursuant to the definitive proxy statement. Atlas urges its stockholders and warrantholders to read the definitive proxy statement and appendices thereto, because they contain important information about Atlas and the proposals to be presented at the special meetings of stockholders and warrantholders.

Contact:

The Blueshirt Group for Atlas Acquisition Holdings

Erica Abrams, 415-217-5864

erica@blueshirtgroup.com

Lisa Laukkanen, 415-217-4967

lisa@blueshirtgroup.com